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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2008 ( October 1st, 2008 )

STRATECO RESOURCES INC

 (Exact name of small business issuer as specified in its charter)

Québec, Canada	0-49942	N/A
State or other jurisdiction of incorporation	Commission File Number	(IRS Employer Identification No.)

1225 Gay-Lussac Street, Boucherville, Québec, J413 7KI (450) 641-0775

(Address and telephone number of registrant's principal executive offices and principal place of business

N/A

(Former name, former address and former fiscal year, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-1 2)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ 1 Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

DOCUMENTS INCORPORATED BY REFERENCE

None

Item 3.02 Unregistered Sales of Equity

Strateco Resources Inc. (“the Company”) concluded in Canada a non-brokered private placement for a total flow-through financing of CA$8,000,001.75. The Company issued in this private placement a total of 4,102,565 flow-through common shares at the price of $1.95 per share. This private placement was made with two (2) subscribers from the Province of Ontario in Canada. Each subscriber qualified as an accredited investor.

The flow-through proceeds will be used to incur eligible exploration expenses on the Matoush and Apple projects located in the province of Québec in Canada. The Company committed itself to use these sums on Canadian exploration expenses and to renounce as of December 31, 2008 in favor of the accredited investors to Canadian tax rebates for Canadian exploration expenses in the total amount of CA$8,000,001.75. The Company will pay to a third party an amount equivalent to 4% of the gross proceeds as Finder’s fees.

No form of general solicitation or general advertising, as such term is defined under the U.S. Securities Act (including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television or any seminar or meeting whose attendees had been invited by general solicitation or general advertising), was used by the Company or to the best of its knowledge, any other person acting on behalf of the Company on, in respect of or in connection with the offer and sale of the flow-though common shares, in the United States or elsewhere or to citizens or residents of the United States or elsewhere.

Neither the Company nor any person authorized to act on its behalf has sold or offered for sale any flow-through common share or solicited any offers to buy any flow-though common shares in violation of Section 5 of the U.S. Securities Act or Canadian or other securities laws. The transactions were exempt from the registration requirements of the U.S. Securities Act and all other applicable securities laws, including Canadian securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATECO RESOURCES INC.

_____________________________________

 (Registrant)

Date: October 7, 2008

// (signed) Jean-Pierre Lachance

_____________________________________

(Signature) Jean-Pierre Lachance,  Executive Vice-President